Exhibit 99.1

FOR IMMEDIATE RELEASE:

Blonder Tongue Announces Receipt of Noncompliance Notice from NYSE American

OLD BRIDGE, NJ / June 16, 2020 / Blonder Tongue Laboratories, Inc. (NYSE American: BDR) announced today that it has received notice from NYSE American LLC (“NYSE American”) that it is not in compliance with the continued listing standard set forth in Section 1003(a)(iii) of the NYSE American Company Guide (the “Company Guide”). That section applies if a listed company has stockholders’ equity of less than $6 million and has reported losses from continuing operations and/or net losses in its five most recent fiscal years. The Company reported stockholders’ equity of $5.4 million as of March 31, 2020, the end of its first fiscal quarter of 2020, and has had losses from continuing operations and/or net losses in each of its five most recent fiscal years including the fiscal year ended December 31, 2019. As a result, the Company has become subject to the procedures and requirements of Section 1009 of the Company Guide and must submit a plan to NYSE American by July 10, 2020 addressing how the Company intends to regain compliance with Section 1003(a)(iii) by December 10, 2021.

The Company intends to prepare and timely deliver a plan of compliance to NYSE American. If the Company does not submit a plan, or if the plan the Company submits is not accepted by NYSE American, the Company will be subject to delisting proceedings as specified in the Company Guide. In addition, if the plan is accepted by NYSE American, but the Company is not in compliance with the continued listing standards by December 10, 2021, or if the Company does not make progress consistent with the plan, the Company will be subject to delisting proceedings. The Company will have the right to appeal any delisting determination made by NYSE American staff. If the plan is accepted, the Company will also be subject to periodic NYSE American reviews, including quarterly monitoring for compliance with the plan.

Receipt of the notice does not affect the Company’s business, operations or reporting requirements with the Securities and Exchange Commission.

About Blonder Tongue

Blonder Tongue Laboratories, Inc. is the oldest designer and manufacturer of cable television video transmission technology in the USA. The majority of our products continue to be designed and built in our state-of-the-art New Jersey facility for 50 years. Blonder Tongue Labs offers U.S.-based engineering and manufacturing excellence with an industry reputation for delivering ultra-high reliability products. As a leader in cable television system design, the Company provides service operators and systems integrators with comprehensive solutions for the management and distribution of digital video, IPTV and high-speed data services, as well as RF broadband distribution over fiber, IP, and Coax networks for homes and businesses. Additional information on the Company and its products can be found at www.blondertongue.com.

© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 | www.blondertongue.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes “forward-looking” statements and accordingly, the cautionary statements contained in Blonder Tongue’s Annual Report and Form 10-K for the year ended December 31, 2019 (See Item 1: Business, Item 1A: Risk Factors, Item 3: Legal Proceedings and Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference. The words “believe”, “expect”, “anticipate”, “project”, “target”, “intend”, “plan”, “seek”, “estimate”, “endeavor”, “should”, “could”, “may” and similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to projections for our future financial performance, our anticipated growth trends in our business and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Blonder Tongue’s actual results may differ from the anticipated results or other expectations expressed in Blonder Tongue’s “forward-looking” statements.

Contacts

Eric Skolnik
Chief Financial Officer
eskolnik@blondertongue.com
(732) 679-4000

Ted Grauch

Chief Executive Officer
tgrauch@blondertongue.com
(732) 679-4000

© Blonder Tongue Laboratories, Inc. | One Jake Brown Road, Old Bridge, NJ 08857 | (800) 523-6049 | Fax: (732) 679-4353 | www.blondertongue.com